[LOGO]

                                   GRACO INC.
                             88 Eleventh Avenue N.E.
                              Minneapolis, MN 55413


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Please join us on Tuesday, May 7, 2002, at 1:00 p.m. for Graco's Annual Meeting of Shareholders at the George Aristides Riverside Center, which is located at 1150 Sibley Street N.E., Minneapolis, Minnesota.

     At this meeting, shareholders will consider the following matters:

1.   Election of five directors to serve for three-year terms.

2. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year 2002.

3.   Transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 2002, are entitled to vote at this meeting or any adjournment.

     We encourage you to join us and participate in the meeting. If you are unable to do so, you may either call our toll-free telephone vote number, or mark and return the enclosed Proxy Card. Have your Proxy Card in front of you when you make your call as it contains important information which is required to access the system.

     If you do not call us, return your Proxy Card or vote your shares in person at the meeting, you will lose your right to vote on matters that are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please call 1-800-240-6326 to vote your shares, or execute and return the enclosed Proxy Card. This will not prevent you from voting in person if you decide to attend the meeting.


Sincerely,

/s/David A. Roberts                             /s/Robert M. Mattison
David A. Roberts                                Robert M. Mattison
President &                                     Secretary
Chief Executive Officer


March 28, 2002
Minneapolis, Minnesota

                             YOUR VOTE IS IMPORTANT
        We urge you to call our transfer agent any time toll-free at 1-800-240-6326 and vote your shares. Have your Proxy Card in front of you when you make your call as it contains important information, including a unique shareholder control number that is required to access the system. Follow the prompts in the automated menu. If you do not wish to take advantage of the telephone voting, please mark, date and sign the Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.

                                TABLE OF CONTENTS

                                                                            Page
Election of Directors..........................................................2
  Nominees and Other Directors.................................................2
  Meetings and Committees of the Board of Directors............................4
  Nomination of Directors......................................................5
  Audit Committee Report.......................................................5
    Report of the Audit Committee..............................................5
    Principal Accounting Firm Fees.............................................6
    Audit Fees.................................................................6
  Executive Compensation.......................................................6
    Report of the Management Organization
       and Compensation Committee..............................................6
    Comparative Stock Performance Graph........................................9
    Summary Compensation Table................................................10
    Option Grants Table (Last Fiscal Year)....................................11
    Aggregated Option Exercises in Last Fiscal Year And
       Fiscal Year-End Option Values..........................................12
    Change in Control and Termination Arrangements............................12
    Retirement Arrangements...................................................13
    Directors' Fees...........................................................14
    Certain Business Relationships............................................14
  Beneficial Ownership of Shares..............................................15
    Principal Shareholders....................................................16
    Section 16(a) Beneficial Ownership Reporting Compliance...................16
Proposal to Ratify the Appointment of Independent Public Auditors.............17
Other Matters.................................................................17
Shareholder Proposals.........................................................17






      A copy of the 2001 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6659, requesting a copy from our web site at www.graco.com, or writing:

                                    Treasurer
                                   Graco Inc.
                                  P.O. Box 1441
                             Minneapolis, Minnesota
                                   55440-1441


                     NOTE: Vote by telephone - call 1-800-240-6326

                                     [LOGO]

                                   GRACO INC.
                             88 Eleventh Avenue N.E.
                              Minneapolis, MN 55413



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2002


     Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. ("Graco" or the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on May 7, 2002, and any adjournments of that meeting.

     The costs of the solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be mailed to shareholders on or about March 28, 2002.

     Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

     Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     Only shareholders of record as of the close of business March 8, 2002, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 31,533,255 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

                                   PROPOSAL 1


ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

     The number of directors of the Company is currently set at 12 members. The directors are divided into three classes as equal in number as reasonably possible. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders. Board policy states that no director may continue to serve on the Board after the last day of the month of his/her seventieth (70th) birthday.

     At the forthcoming Annual Meeting, five persons are to be elected to the Company's Board of Directors. The Board has nominated David A. Koch, Lee R. Mitau, James H. Moar, Martha A.M. Morfitt and David A. Roberts for three-year terms expiring in the year 2005. Three nominees, David A. Koch, Lee R. Mitau and Martha A.M. Morfitt, have previously been elected as directors of the Company by the shareholders.

     Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of shares present in order to be elected. Unless the Board reduces the number of directors, the enclosed proxy will be voted to elect the replacement nominee designated by the Board in the event that a nominee is unable or unwilling to serve.

     The following information is given as of March 8, 2001 with respect to nominees for election and the seven directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.


Nominees for election at this meeting to terms expiring 2005:

David A. Koch

     Mr. Koch, 71, is Chairman Emeritus of the Board of the Company. He was Chairman and Chief Executive Officer from 1985 to 1996 and Chairman until May 1, 2001. Mr. Koch has been a director of Graco since 1962. He is also a director of SurModics, Inc. As an exception to Board policy, the Board of Directors has extended the mandatory retirement for Mr. Koch until May 6, 2003.

Lee R. Mitau

     Mr. Mitau, 53, is the Executive Vice President and General Counsel of U.S. Bancorp, a regional bank holding company. U.S. Bank National Association, a subsidiary of U.S. Bancorp, provides Graco with cash management, loans and foreign exchange services, and is a trustee of the Graco Employee Retirement Plan. Mr. Mitau has been a director of Graco since 1990 and is a director of H.B. Fuller Company. (See section entitled Certain Business Relationships on page 14.)

James H. Moar

     Mr. Moar, 53, is Chief Operating Officer of Tennant Company, a manufacturer of nonresidential floor cleaning equipment. From 1995 to 1998, he was Executive Vice President and Chief Operating Officer of DataCard Corporation. He was elected a director of the Company in May of 2001.

Martha A.M. Morfitt

     Ms. Morfitt, 44, is President, Chief Executive Officer and a director of CNS Inc., a manufacturer and marketer of consumer products, including the Breathe Right(R) nasal strip. From 1998 to 2001, she was Chief Operating Officer of CNS Inc. From 1997 to 1998, she was Vice President, Meals, and from 1994 to 1997, Vice President, Green Giant Brands, The Pillsbury Company. Ms. Morfitt has been a director of Graco since 1995.

David A. Roberts

     David A. Roberts, 54, is President and Chief Executive Officer of the Company, a position he has held since June 25, 2001. Prior to joining Graco, from 1996 to 2001 he was Group Vice President of the Marmon Group, where Mr. Roberts had responsibility for a group of companies with approximately $600 million in revenue and products including grocery store refrigeration, retail store fixtures and fast food restaurant equipment. Mr. Roberts has been a director of Graco since June 2001.

Directors whose terms continue until 2003:

George Aristides

     Mr. Aristides, 66, is Chairman of the Board, a position he has held since May 1, 2001. From January 3, 2000 to June 24, 2001, he served as Chief Executive Officer of the Company. From March 1, 1999 to December 29, 1999 he was Vice Chairman. From 1997 to February 28, 1999 he was Chief Executive Officer. From 1996 to 1997 he was President and Chief Executive Officer. Mr. Aristides has been a director of Graco since 1993.

Ronald O. Baukol

     Mr. Baukol, 64, retired, formerly the Executive Vice President, International Operations, Minnesota Mining and Manufacturing Company ("3M"), a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since 1989 and is a director of 3M and The Toro Company.

Robert G. Bohn

     Mr. Bohn, 48, is Chairman, President and Chief Executive Officer, Oshkosh Truck Corporation, Oshkosh, Wisconsin, a designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency apparatus and military trucks. Mr. Bohn has been a director of Graco since June, 1999.

William J. Carroll

     Mr. Carroll, 57, is President-Automotive Systems Group, Dana Corporation, Toledo Ohio, which is engaged in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. Carroll has been a director of Graco since June, 1999.

Directors whose terms continue until 2004:

William G. Van Dyke

     Mr. Van Dyke, 56, is Chairman, Chief Executive Officer and President, Donaldson Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke has been a director of Graco since 1995 and is a director of Donaldson Company, Inc.

Mark H. Rauenhorst

     Mr. Rauenhorst, 49, is the President and Chief Executive Officer of Opus Corporation, which is engaged in design, construction and real estate development activities, positions he assumed in 1999 and 2000 respectively. Beginning in 1996 he was President and CEO of Opus Northwest L.L.C. He was elected a director of the Company in September, 2000 and is a director of ConAgra Foods, Inc. (See section entitled Certain Business Relationships on page 14.)

J. Kevin Gilligan

     Mr. Gilligan, 47, is President, Home and Building Control, Honeywell International, Inc., a diversified manufacturer of electronics, controls and equipment for the aerospace, industrial and building management markets. In 1997 he became President, Solutions and Services Business, Home and Building Control of Honeywell Inc. From 1994 to 1997 he was Vice President and General Manager, North American Region of Honeywell's Home and Building Control. He was elected a director of the Company in February, 2001.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2001, the Board of Directors met 5 times. Attendance of the Company's directors at all Board and Committee meetings averaged 92 percent. During 2001, every director except Messrs. Baukol, Gilligan and Moar attended at least 75 percent of the aggregate number of meetings of the Board and all committees of the Board on which he or she served.

     The Board of Directors has an Audit Committee, a Governance Committee, and a Management Organization and Compensation Committee. Membership as of March 8, 2002, the record date, was as follows:

                                                         Management
                                                         Organization And
Audit                        Governance                  Compensation
---------------------        ---------------------       ------------------
W. G. Van Dyke, Chair        L. R. Mitau, Chair          M. A.M. Morfitt, Chair
W. J. Carroll                G. Aristides                R. G. Bohn
J. K. Gilligan               R. O. Baukol                W. J. Carroll
M. A.M. Morfitt              D. A. Koch                  L. R. Mitau
M. H. Rauenhorst             J. H. Moar                  J. H. Moar
                             D. A. Roberts               W. G. Van Dyke


Audit Committee (2 meetings in fiscal 2001)

  o Reviews and discusses with the Company's management and independent auditor the Company's financial reporting and internal controls;
  o Recommends and takes action to oversee the independence of the independent auditor and selects and recommends the independent auditor to the Board of Directors;
  o  Reviews and assesses the Audit Committee Charter annually; and
  o  Reviews  the  internal   audit   results  and  evaluates   internal   audit
     performance.

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on February 25, 2000, a copy of which was included as Appendix A to the Proxy Statement for the 2001 Annual Meeting of Shareholders.


Governance Committee (2 meetings in fiscal 2001)

  o Evaluates policies related to Board membership, procedure and corporate governance;
  o Recommends to the Board the persons to serve as Chairman of the Board and as Chief Executive Officer;
  o  Reviews and makes recommendations on directors' compensation; and
  o  Recommends to the Board of Directors nominees for the position of director.


Management Organization and Compensation Committee (2 meetings in fiscal 2001)

  o  Develops the Company's philosophy on executive compensation;
  o Determines the compensation of the Company's Chief Executive Officer and reviews the compensation of the other executive officers;
  o  Reviews the performance of the Chief Executive Officer;
  o Reviews and makes recommendations on management organization and succession plans; and
  o  Administers the Company's executive stock option and incentive plans.


NOMINATION OF DIRECTORS

     Shareholders may nominate candidates for election to the Board of Directors who will be considered by the Board Governance Committee. Recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters. The By-laws provide that timely notice must be received by the Secretary not less than 90 days prior to the anniversary of the date of the Annual Meeting of Shareholders, the first Tuesday in May of each year. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register;
(iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.


AUDIT COMMITTEE REPORT

Report of the Audit Committee

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. In performing its oversight function, the Audit Committee has relied upon advice and information which it has received in its discussions with the Company's management and independent auditors.

     The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors. The Audit Committee has reviewed and reassessed the adequacy of its Charter and has concluded that the Charter satisfactorily states the responsibilities of the Committee. Each member of the Company's Audit Committee meets the independence requirements of the New York Stock Exchange.

     The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 28, 2001 with both management and Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors. The Committee also discussed with Deloitte the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has also received the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed with Deloitte their independence. The Audit Committee has considered the effect of non-audit fees on the independence of Deloitte.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001 for filing with the Securities and Exchange Commission.



                                            The Members of the Committee
                                               Mr. William G. Van Dyke, Chairman
                                               Mr. William J. Carroll
                                               Mr. J. Kevin Gilligan
                                               Ms. Martha A.M. Morfitt
                                               Mr. Mark H. Rauenhorst




Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to Graco Inc. for the fiscal year ended December 28, 2001, by the Company's principal accounting firm, Deloitte & Touche LLP.

                           Financial Information
                           Systems Design and
Audit Fees                 Implementation Fees                  All Other Fees
----------                 ---------------------                --------------
$292,000                            $0                             $367,000<F1><F2>

<F1>
1 Includes fees for non-audit services, principally statutory audit of non-U.S. subsidiaries ($46,000), tax compliance and consulting services ($114,000), benefit statement preparation ($89,000), and other services ($118,000).
<F2>
2 The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.


EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview
     The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee"), composed of six independent nonemployee directors, is responsible for developing the Company's philosophy and structure for executive compensation. Consistent with this philosophy, on an annual basis the Committee determines the compensation of the Chief Executive Officer and reviews the compensation of the other executive officers.

     Compensation plans which provide for grants or awards of Company stock to executive officers are approved by the Board of Directors and the shareholders of the Company. In 1993, the Internal Revenue Code ("the Code") was amended to include a deductibility limit for remuneration to certain executive officers [Section 162(m) of the Code]. Qualified performance-based compensation is not subject to this deductibility limit. The Graco Inc. Stock Incentive Plan, which permits grants of stock options and stock appreciation rights to executive officers, meets the requirements of Section 162(m) in all respects.

     In order to qualify annual incentive awards to the Chief Executive Officer and other executive officers as performance-based compensation under Section 162(m) of the Code, the Company has an Executive Officer Annual Incentive Bonus Plan. This Plan meets the requirements of Section 162(m) in all respects.

Executive Compensation Philosophy and Structure

     It is the Company's philosophy to set its executive compensation structure at ranges that are competitive with those of durable goods manufacturers of comparable size. These ranges are determined by consulting a variety of independent third-party executive compensation surveys. Executive compensation is then delivered through:

  o base salaries which recognize the experience and performance of individual executives;
  o  aggressive, performance-driven incentives which:
     -    enhance shareholder value;
     -    balance annual and long-term corporate objectives; and
     -    provide meaningful amounts of Company stock; and
  o  competitive benefits.

     The specific components of the executive compensation program are described below.

     Base salary ranges are established using the salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third-party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated annually by the Chief Executive Officer and reviewed and approved by the Committee. Both financial and management factors are considered in the evaluation.

     The Executive Officer Annual Incentive Bonus Plan (the "Executive Bonus Plan") was available in 2001 to the Chief Executive Officer and any other executive officer designated by the Committee. The Committee is authorized to establish financial growth targets for each participant directly and specifically tied to one or more financial measures. On or before the 90th day of the Company's fiscal year, the Committee identifies the participants, establishes the "Targeted Bonus Maximum Percentages" for each participant, and establishes the applicable "Financial Measures" and the "Company Performance Target(s)" for each "Financial Measure", as these terms are defined in the Executive Bonus Plan. At the close of the fiscal year, the Committee certifies whether or not the Company Performance Target(s) have been attained.

     The Annual Bonus Plan covers key managers of the Company and executive officers who do not participate in the Executive Bonus Plan. The Annual Bonus Plan, available in 2001 to 13 executive officers and 34 other management employees, is structured to encourage growth in both sales and net earnings by the Company. The Plan determines individual awards for executive officers by measuring Company performance against corporate sales and net earnings growth targets established by the Committee in the first quarter of each year. Sales and net earnings targets for 2001 were established to exceed prior year results. In addition, the Chief Executive Officer has been given the authority to establish divisional and regional growth targets for the executive officers in charge of specific divisions and regions. Overall performance for the divisional and regional executives is measured against both divisional and corporate targets. Targets are set for minimum, midpoint and maximum payouts under the plan. In 2001, the committee established a range of payouts as a percent of base salary for executive positions as follows:


                                       Minimum Payout            Maximum Payout
Position                               as a % of Base Salary     as a % of Base Salary
-------------------------------        ---------------------     ---------------------
Chief Executive Officer                          0%                    90%
Vice President (Board-elected)                   0%                    70%
Vice President (By appointment)                  0%                    50%/60%


The actual  Annual  Bonus  Plan award is  determined  by  evaluating  corporate, divisional and regional performance against the established financial objectives. For 2001, sales results led to an award that was 0 percent of the maximum payout. Corporate net earnings results led to an award that was 25.2 percent of the maximum payout. Awards were made to all executive officers under the 2001 Annual Bonus Plan with the exception of George Aristides, whose award was made under the Executive Bonus Plan.

     Under the Chairman's Award Program, a total of $45,000 in individual discretionary awards were granted to recognize significant contributions by selected executive officers and other management employees. In 2001, Chairman's Awards were granted to 6 employees.

     The Executive Long Term Stock Incentive Program is structured to align the interests of executive officers with those of all Graco shareholders. The Long Term Stock Incentive program for 2001 consisted of stock options granted to the executive officers under the Graco Inc. Stock Incentive Plan. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third-party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of 25 percent after years one, two, three and four.

     Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.


Compensation of the Chief Executive Officer

     On an annual basis, the Committee is responsible for reviewing the individual performance of the Chief Executive Officer and determining appropriate adjustments in base pay and award opportunities under the Executive Officer Annual Incentive Bonus Plan and the Stock Incentive Plan.

     Mr. Aristides served as Chief Executive Officer of the Company until June 24, 2001. The Committee, using competitive salary survey data, established Mr. Aristides' base salary at $552,000 per year. These data were based on comparably sized durable goods manufacturing companies, as published in independent compensation surveys. Mr. Aristides earned a bonus award under the Executive
Bonus Plan of $93,945. The maximum payout as a percent of base salary for Mr. Aristides was 90%. The 2001 bonus award was based upon the achievement of specified levels of net sales and net earnings of the Company. Sales of $472.8 million in 2001 represent a decrease in sales of 4.4 percent from 2000. Net earnings of $65.3 million in 2001 represent a decrease in net earnings of 6.9 percent from net earnings in 2000.

     David A. Roberts was named President and Chief Executive Officer on June 25, 2001. Mr. Roberts' base salary of $432,000 per year was established by the Committee using competitive salary survey data. These data were based on comparably sized durable goods manufacturing companies, as published in independent compensation surveys. Mr. Roberts earned an annual bonus of $38,175 under the Annual Bonus Plan, which represents 17% percent of his annual base salary prorated for the period that he was employed with Graco. The maximum payout as a percent of base salary for Mr. Roberts was 90 percent. The 2001 bonus award was based upon the achievement of specified levels in net sales and net earnings of the Company. Sales of $472.8 million in 2001 represent a decrease in sales of 4.4 percent from 2000. Net earnings of $65.3 million in 2001 represent a decrease in net earnings of 6.9 percent from net earnings in 2000.

     Review of the 2001 performance of the Chief Executive Officer by the Committee included recognition of Mr. Roberts joining Graco on June 25, 2001 and becoming directly involved in the leadership of the Company, including responsibility for strategic direction as well as the full scope of operations management. He has furthered the implementation of previous management plans as well as developing several new initiatives to generate opportunities for growth and enhanced profitability. Under Mr. Roberts' leadership the Company has continued to deliver financial results that compare favorably to industry competitors. Continued successful emphasis on expense management, high levels of customer satisfaction, new products and increased manufacturing productivity have made possible a high level of financial performance during a time of difficult economic challenges. Graco stock has continued to perform well since Mr. Roberts became the Chief Executive Officer, generating a continued superior return to Graco shareholders, particularly in comparison to the Dow Jones Factory Equipment Index and the S & P 500 Index. Based on this review, the Committee increased Mr. Roberts' base salary from $432,000 to $450,000 effective January 1, 2002. For 2002 Mr. Roberts will participate in the Executive Bonus Plan, with a minimum payout of 0% of base salary and a maximum payout of 90% of base salary.


                                               The Members of the Committee
                                                  Ms. Martha A.M. Morfitt, Chair
                                                  Mr. Robert G. Bohn
                                                  Mr. William J. Carroll
                                                  Mr. Lee R. Mitau
                                                  Mr. James H. Moar
                                                  Mr. William G. Van Dyke

Comparative Stock Performance Graph

     The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 27, 1996, and all dividends were reinvested).


                 Five Year* Cumulative Total Shareholder Return

[GRAPH - Table below lists data points included in graph]

                                                                Dow Jones
Year            Graco Inc.              S&P 500             Factory Equipment
----            ----------              -------             -----------------
1996               100                    100                      100
1997               146                    133                      116
1998               162                    171                       92
1999               226                    208                       83
2000               265                    189                       77
2001               376                    166                       78

                                      *Fiscal Year Ended Last Friday in December

Summary Compensation Table

     The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company whose total annual salary and bonus for 2001 exceeded $100,000.

                                                                                     Long Term Compensation
                                            Annual Compensation                              Awards
                          -----------------------------------------------------     -------------------------
        (a)               (b)       (c)                (d)                 (e)          (f)             (g)             (h)
                                                                          Other     Restricted     Securities       All Other
                                                                         Annual          Stock     Underlying         Compen-
Name and                           Salary             Bonus             Compen-       Award(s)       Options/          sation
Principal Position        Year        ($)<F1><F2>       ($)<F1><F3>  sation ($)            ($)       SARs (#)<F5>         ($)<F6>
---------------------     ----   --------          --------          ----------     ----------     ----------       ---------
George Aristides          2001   $622,474          $ 93,945                   0              0        100,000        $     0
Chief Executive           2000    485,123           395,657                   0              0         60,000              0
Officer                   1999    406,876           182,001                   0              0         60,000          4,800

David A. Roberts          2001    224,514            38,175                   0       $115,800<F4>     50,000              0
President and Chief       2000        N/A               N/A                 N/A            N/A            N/A            N/A
Executive Officer         1999        N/A               N/A                 N/A            N/A            N/A            N/A

Dale D. Johnson           2001    252,469            57,975                   0              0         20,000          5,100
Vice President,           2000    280,267           202,989                   0              0         30,000          5,100
Contractor                1999    160,287            76,234                   0              0         15,000          4,800
Equipment Division

David M. Lowe             2001    179,206            58,670                   0              0          7,500         30,996<F7>
Vice President,           2000    169,334            45,685                   0              0         11,250         30,996<F7>
General Manager,          1999    146,813            28,004                   0              0         11,250         13,432<F7>
European Operations

Patrick J. McHale         2001    170,093            56,529                   0              0          7,500          5,100
Vice President,           2000    147,141           119,507                   0              0         11,250          5,100
Manufacturing             1999    105,360            36,172                   0              0            300          3,994

Charles L. Rescorla       2001    185,170            21,671                   0              0         10,000          5,100
Vice President,           2000    168,211           112,450                   0              0         11,250          5,100
Industrial/Automotive     1999    150,262            91,141                   0              0         11,250          4,800
Equipment Division

<F1>
(1)  Deferred compensation is included in Salary and Bonus in the year earned.
<F2>
(2) In addition to base salary, the reported figure includes amounts attributable to the imputed value of the group term life insurance benefit for each of the named executive officers. The figure for Mr. Aristides includes pay in lieu of vacation time due to his retirement as a Company employee on December 31, 2001.
<F3>
(3) Bonus includes any awards under the Executive Officer Annual Incentive Bonus Plan, the Annual Bonus Plan and the Chairman's Award Program described in the Management Organization and Compensation Committee Report. No Chairman's Awards were granted to listed executives in 2001. Mr. Lowe received an award for $15,000 in 2000. Mr. McHale received awards for $25,000 in 2000 and $10,000 in 1999. Mr. Rescorla received an award for $15,000 in 1999.
<F4>
(4) A restricted stock grant was made to Mr. Roberts on June 25, 2001 in the amount shown on the table. The restrictions will lapse on June 25, 2004.
<F5>
(5) On December 8, 2000, the Board of Directors approved a three-for-two stock split effective February 6, 2001, for shares outstanding on January 15, 2001. The number of options, as well as the exercise price, has been restated in this table and all subsequent tables to reflect the split.
<F6>
(6) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions). For 2001, the Company contribution accrued under the Graco Employee Investment Plan for each named executive officer was as follows: $0 for Mr. Aristides; $0 for Mr. Roberts; $5,100 for Mr. Johnson, $5,100 for Mr. Rescorla, $5,100 for Mr. Lowe and $5,100 for Mr. McHale. The Company contribution under the Graco Employee Investment Plan is a dollar for dollar match up to the first 3% of employee contribution.
<F7>
(7) The reported figure includes a goods and services cost differential provided to Mr. Lowe as a result of his expatriate assignment.

Option Grants Table (Last Fiscal Year)

    The following table shows the stock options granted to the named executive officers during 2001, their exercise price and their grant date present value.

                                                  Individual Grant                          Grant Date Value<F4>
                            --------------------------------------------------------        ----------------
      (a)                           (b)              (c)          (d)            (e)                     (f)
                              Number of       % of Total
                             Securities          Options     Exercise                                  Grant
                             Underlying       Granted to      or Base                                   Date
                                Options     Employees in        Price     Expiration                 Present
Name                        Granted (#)      Fiscal Year       ($/Sh)           Date               Value ($)
-------------------         -----------     ------------     -----------------------        ----------------
George Aristides<F1>            100,000         15.5%           26.35        2/22/11              $1,042,000
David A. Roberts<F2>             50,000          7.7%           31.20        6/22/11                 697,500
Dale D. Johnson<F3>              20,000          3.1%           26.35        2/22/11                 208,400
Patrick J. McHale<F3>             7,500          1.2%           26.35        2/22/11                  78,150
David M. Lowe<F3>                 7,500          1.2%           26.35        2/22/11                  78,150
Charles L. Rescorla<F3>          10,000          1.5%           26.35        2/22/11                 104,200

<F1>
(1) Non-incentive stock options were granted on February 22, 2001, in the amount shown on the table. 40,000 shares became exercisable on the day of Mr. Aristides'retirement, December 31, 2001; 60,000 shares will become exercisable on May 6, 2002.
<F2>
(2) Non-incentive stock options were granted on June 22, 2001, in the amount shown on the table. The options become exercisable in equal installments over four years, beginning with the first anniversary date of the grant.
<F3>
(3) Non-incentive stock options were granted on February 22, 2001, in the amount shown on the table. The options become exercisable in equal installments over four years, beginning with the first anniversary date of the grant.
<F4>
(4) The Black-Scholes option pricing model has been used to determine the grant date present value. Annual volatility was calculated using monthly returns for 36 months prior to the grant date, the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date, and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and 3 percent discount to reflect the possibility of forfeiture over a two-year period were applied. For grants expiring on February 22, 2011, the assumptions used in the model were annual volatility of 37.08 percent, interest rate of 5.14 percent, dividend yield of
1.48 percent, and time to exercise of 10 years. For grants expiring on June 22, 2011, the assumptions used in the model were annual volatility of 37.01 percent, interest rate of 5.17 percent, dividend yield of 1.28 percent, and time to exercise of 10 years.

Aggregated  Option  Exercises  in Last  Fiscal Year And Fiscal  Year-End  Option
Values

    The following table shows the value of outstanding in-the-money options at the end of the fiscal year 2001 for the named executive officers.

(a)                             (b)            (c)                  (d)                   (e)
                                                              Number of
                                                             Securities              Value of
                                                             Underlying           Unexercised
                                                            Unexercised          In-the-Money
                                                                Options               Options
                                                          at FY-End (#)         at FY-End ($)<F2>
                             Shares
                        Acquired on          Value         Exercisable/          Exercisable/
Name                   Exercise (#)       Realized        Unexercisable         Unexercisable
-------------------    ------------    -----------        -------------    ------------------
George Aristides            360,262     $5,812,351<F1>    56,875/60,000    $1,056,325/  735,000
David A. Roberts                  0              0             0/50,000    $        0/  370,000
Dale D. Johnson                   0              0        24,638/70,437    $  634,781/1,245,999
Patrick J. McHale                 0              0        10,125/18,187    $  260,627/  287,425
David M. Lowe                     0              0        39,683/36,562    $1,075,213/  711,035
Charles L. Rescorla               0              0        37,389/32,311    $1,079,352/  593,088

<F1>
(1) "Value realized" is the difference between the closing price of the Company's common stock on the date of exercise and the option price of the options multiplied by the number of shares received.
<F2>
(2) "Value at fiscal year-end" is the difference between $38.60, the closing price of the Company's common stock on December 28, 2001, and the option price multiplied by the number of shares subject to option.

Change in Control and Termination Arrangements

   Each of the executive officers listed in the Summary Compensation Table, and certain other key executives of the Company, have entered into a change of control agreement with the Company (singularly "Agreement"; collectively the "Agreements"). The change of control period is defined to extend for two years from the date the Agreement is executed. Each year this period is automatically extended for one year so as to terminate two years from the annual anniversary date of the Agreement, unless the Company gives the executive notice that the Company does not wish to extend this period.

   A change of control is generally defined in the Agreements to have occurred if: (i) a person other than a trust person (as defined in the Agreement) acquires beneficial ownership of 25 percent or more of the Company's outstanding common stock, except acquisitions directly from the Company, by the Company, by a Company employee benefit plan, by the executive or a group of which he is a part, or by a person with beneficial ownership of shares under the Trust Under the Will of Clarissa L. Gray which equals or exceeds a certain percentage; or
(ii) members of the Incumbent Board (as defined in the Agreement) cease to be in the majority on the Board; or (iii) the shareholders approve a reorganization, merger, consolidation or statutory exchange of the Company's outstanding common stock, or approve a sale or other disposition of all or substantially all of the assets of the Company; or (iv) the shareholders approve a complete liquidation or dissolution of the Company.

   Each Agreement provides that for two years after a change of control there will be no adverse change in the executive's duties and responsibilities, compensation program, benefits or other circumstances, provided that nothing will restrict the right of the executive or the Company to terminate the employment of the executive. If the executive's employment is terminated by the Company for any reason other than for good cause, death, or disability, or by the executive for "good reason" (as defined in the Agreement), within two years following a change of control, the executive will be entitled to certain benefits. These benefits include a sum equivalent to the executive's base salary to the date of termination (to the extent not yet paid), a bonus calculated according to a formula (set forth in the Agreement) for the year in which the termination occurs, two times the executive's annual base salary, two times the midpoint between the maximum and minimum bonus for the fiscal year in which the termination occurs, and benefit coverage for a minimum of two years following the date of termination.

   The payments to which the employee is entitled are subject to reduction in the event the payments would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1989, as amended, (the "Code") or any successor provision, provided that the reduction does not exceed $25,000. If the reduction would exceed $25,000, there will be no reduction and the Company will make an additional payment to the executive in the amount that will put the executive in the same after-tax position as if no excise tax under the Code had been imposed.

   In the event that the employment of Mr. Roberts is terminated involuntarily for other than gross or willful misconduct, he will be paid an amount equal to two years of his then base salary. He will also be entitled to a bonus for the year of his termination, based on the bonus program and formula then in effect for him and salary actually earned by him during that year. The company will also reimburse him for any premiums for the company's health plans he elects to pay under COBRA.

   It is the practice of the Company to continue to provide base salary to executive officers whose employment is involuntarily terminated by the Company for a period of twelve months or until the officer secures other employment.


Retirement Arrangements

   The Company has an employee retirement plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Graco Employee Retirement Plan ("Retirement Plan") consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 years of service. Average monthly compensation is defined as the average of five consecutive highest years' cash compensation during the last ten years of service, including base salary, Executive Officer Annual Incentive Bonus Plan awards, and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards, divided by sixty. Benefits under the Retirement Plan vest upon five years of benefit service.

   Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Retirement Plan. The Company has adopted an unfunded plan to provide benefits to retired executive officers impacted by the benefit limits, so that they will receive, in the aggregate, the benefits the executive would have been entitled to receive under the Retirement Plan had the limits imposed by the tax laws not been in effect. The maximum annual pension payable to or on behalf of the executive under the unfunded plan will be equal to the difference between $170,000 and the benefits actually payable under the Retirement Plan when the limits imposed by the tax laws are applied.

   The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the unfunded plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Aristides, 28 years; Mr. Roberts, 6 months; Mr. Johnson, 26 years; Mr. Rescorla, 13 years; Mr. Lowe 6 years; and Mr. McHale, 12 years. A maximum of 30 years had previously been counted in the pension benefit calculation. For 1998 and subsequent years, the 30 year maximum has been eliminated.

                     Estimated Aggregate Annual Retirement Benefit
                     ---------------------------------------------
Final Average    5 Years    10 Years    15 Years    20 Years   25 Years    30 Years    35 Years    40 Years    45 Years
Compensation     Service     Service     Service     Service    Service     Service     Service     Service     Service
------------     -------    --------    --------    --------   --------    --------    --------    --------    --------
$200,000         $13,384    $ 26,767    $ 40,151    $ 53,535   $ 66,918    $ 80,302    $ 93,686    $107,069    $120,453
 300,000          20,634      41,267      61,901      82,535    103,168     123,802     144,435     165,069     170,000
 400,000          27,884      55,767      83,651     111,535    139,418     167,302     170,000     170,000     170,000
 500,000          35,134      70,267     105,401     140,535    170,000     170,000     170,000     170,000     170,000
 600,000          42,384      84,767     127,151     169,535    170,000     170,000     170,000     170,000     170,000
 700,000          49,634      99,267     148,901     170,000    170,000     170,000     170,000     170,000     170,000
 800,000          56,884     113,767     170,000     170,000    170,000     170,000     170,000     170,000     170,000

     Prior to December 31, 1996, the Company entered into deferred compensation agreements with selected executive officers, including certain named executives in the Summary Compensation Table. These agreements provide for the payment per year of $10,000 in deferred compensation to the officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65. A deferred compensation agreement remains in effect for Mr. Aristides.

Directors' Fees

     During 2001, the Company paid each director, except directors who were also employees of the Company, an annual retainer of $20,000, plus a meeting fee of $1000 for each Board meeting and $1000 for each committee meeting attended. Mr. Koch's annual retainer as Chairman of the Board was $45,000, which was in effect until May 1, 2001, when Mr. Koch stepped down as Chairman and thereafter received the standard annual retainer. The annual retainer for Mr. Aristides as Chairman of the Board is $60,000, effective as of January 1, 2002. (Mr. Aristides retired as an employee of the Company effective December 31, 2001). On February 23, 2001, the Board terminated the retirement benefit for nonemployee directors, which provided that upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board. Retirement payments will be made in accordance with the retirement benefit to Mr. Baukol, Mr. Mitau, Ms. Morfitt and Mr. Van Dyke upon their respective retirements.

     In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. In September 1997, the Plan was amended to create a deferred stock account alternative for the deferral of the annual retainer. This alternative provides for the crediting of shares of common stock to a deferred stock account held by a trustee in the name of the nonemployee director. Dividends paid on the common stock, held in the deferred accounts, will be credited to the accounts at the time of payment. In 1999 the Plan was amended to allow nonemployee directors to defer all or part of the meeting fees as well as the annual retainer. Participating directors may elect to receive payment from their deferred stock account in a lump sum or installments. Payments, whether in a lump sum or by installments, shall be made in shares of common stock, plus cash in lieu of any fractional share. Eight directors have elected to defer all or part of their annual retainer and/or meeting fees into the deferred stock accounts established under this Plan.

     In 1996, shareholders approved a Nonemployee Director Stock Option Plan. Under this Plan, nonemployee directors receive an initial option grant of 3,000 shares upon first appointment or election and an annual option grant of 2,500 shares on the date of the Company's Annual Shareholders Meeting. Options granted under the Plan are non-statutory, have a ten-year duration and become exercisable in equal installments over four years, beginning with the first anniversary date of the grant. The option exercise price is the fair market value on the date of grant.

Certain Business Relationships

     Mr. Mitau, who has been a director of Graco since 1990, is Executive Vice President and General Counsel of U.S. Bancorp, a bank holding company. U.S. Bank National Association is the lead bank in a syndicate of nine banks with which the Company entered into a five-year $190,000,000 reducing revolving credit facility in 1998. Available credit under this facility has been reduced to $50 million. There is no outstanding debt under this facility. For further information see footnote F to the Company's financial statements in its Annual Report to Shareholders for fiscal year 2001. U.S. Bank also provides the Company with banking services such as cash management, payroll accounts, foreign currency exchange, wire transfers and letters of credit. U.S. Bank is also a trustee of the Graco Employee Retirement Plan.

     Mr. Rauenhorst, who has been a director of Graco since 2000, is President and Chief Executive Officer of Opus Corporation which is engaged in design, construction and real estate development activities. The Company entered into a $2.8 million contract for the construction of its Sioux Falls facility expansion with Opus Northwest L.L.C., an affiliate of Opus Corporation, on June 29, 2001. The construction was completed in September 2001.

BENEFICIAL OWNERSHIP OF SHARES

     The following information, furnished as of March 8, 2002, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                                Percent of
                                            Amount and Nature of              Common Stock
Name of Beneficial Owner                    Beneficial Ownership<F1><F2>      Outstanding*
------------------------                    --------------------              ------------
G. Aristides<F3><F4>                                     192,031
R. O Baukol                                               27,019
R. G. Bohn<F4>                                             4,563
W. J. Carroll                                              6,881
J. K. Gilligan<F4>                                         1,976
D. D. Johnson                                             43,633
D. A. Koch<F3><F4><F5>                                 1,697,022                      5.38%
D. M. Lowe                                                65,720
P. J. McHale                                              13,987
L. R. Mitau                                               25,298
J. H. Moar                                                 1,129
M. A.M. Morfitt                                           20,558
M. H. Rauenhorst<F4>                                       4,388
C. L. Rescorla<F4>                                        62,798
D. A. Roberts<F4>                                          3,000
W. G. Van Dyke                                            23,692

All directors and
executive officers as a
group (22 persons)<F3><F4><F5><F6>                     2,366,126                       7.5%

* Less than one (1) percent if no percentage is given.

<F1>
(1) All share data reflects the three-for-two stock split effective February 6, 2001.
<F2>
(2) Includes 440,677 shares with respect to which executive officers have a right, as of May 7, 2002, to acquire beneficial ownership upon the exercise of vested stock options.
<F3>
(3) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Koch, 61,236 shares and Mr. Aristides, 69,597 shares.
<F4>
(4) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 498,333 shares owned by the Graco Employee Retirement Plan, as to which Messrs. Aristides, Koch, Bohn, Gilligan, Rauenhorst and Roberts share voting and investment power as members of the Company's Investment Committee;
(ii) 13,212 shares held by The Graco Foundation as to which Messrs. Koch, and Rescorla share voting and investment powers as directors; and (iii) 103,800 shares held by Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.
<F5>
(5) Includes 1,102,962 shares held by the Clarissa L. Gray Trust, of which Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders".
<F6>
(6) If the shares referred to in footnote 4 above, as to which one or more directors and designated executive officers share voting power, were included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 2,981,471 shares, or 9.46 percent of the outstanding shares.

Principal Shareholders

   The following table identifies each person or group known to the Company to beneficially own as of March 8, 2002, more than 5 percent of the outstanding common shares of the Company, the only class of security entitled to vote at the Annual Meeting.

                                                Beneficial               Percent
                                                 Ownership              of Class
------------------------------                  ----------              --------
David A. Koch<F1><F2>                            1,697,022                 5.38%

Ariel Capital Management, Inc.<F3>               4,658,088                14.98%

<F1>
(1) Includes 1,102,962 shares owned by the Trust under the Will of Clarissa L. Gray. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Paul M. Torgerson, Senior Vice President and Chief Administrative Officer at Fairview Health Services, Minneapolis, Minnesota, and US Bank Trust National Association S.D., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Includes 549,322 shares owned by David A. Koch or Mrs. Koch. Includes 44,738 shares with respect to which Mr. Koch has a right, as of May 7, 2002, to acquire beneficial ownership upon the exercise of vested stock options.
<F2>
(2) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 498,333 shares owned by the Graco Employee Retirement Plan, as to which Messrs. Aristides, Koch, Bohn, Gilligan, Rauenhorst and Roberts share voting and investment power as members of the Company's Investment Committee;
(ii) 13,212 shares held by The Graco Foundation as to which Messrs. Koch and Rescorla share voting and investment powers as directors; and (iii) 103,800 shares held by Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.
<F3>
(3) Based on information of beneficial ownership as of December 31, 2001 included in a Schedule 13G filed on January 16, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company's executive officers, directors, and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

     Based upon its review of the reports and any amendments made thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 2001, except for one inadvertent late filings by Mr. Fred Sutter, who sold 954 shares in January 2001.

                                   PROPOSAL 2


PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     Deloitte & Touche LLP has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year 2002. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if so desired and be available to respond to any shareholder questions.


OTHER MATTERS

     The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.


SHAREHOLDER PROPOSALS

     The Company did not receive a request from any shareholder that a matter be submitted to a vote at the 2002 Annual Meeting. Any shareholders wishing to have a matter considered for inclusion in the proxy statement for the Annual Meeting in the year 2003 must submit such proposal in writing to the Secretary of the Company at the address shown on page 1 of this statement no later than November 30, 2002.

     The persons named as proxies intend to exercise their discretionary authority to vote as they deem in the best interests of the Company on any shareholder proposal submitted at the Annual Meeting in year 2003, if the Company has not received advance written notice of the matter from the proponent by February 1, 2003.

     YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE. YOU MAY DO SO BY CALLING OUR TOLL-FREE TELEPHONE VOTE NUMBER (1-800-240-6326) AND FOLLOWING THE VOICE INSTRUCTIONS OR BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy (either given by telephone or by mail) and vote your shares if you wish.

For the Board of Directors

/s/RobertM. Mattison
---------------------------
Robert M. Mattison
Secretary


Dated:  March 28, 2002



                  NOTE: Vote by telephone - call 1-800-240-6326

                                     [MAP]



                                   GRACO INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, May 7, 2002
                                    1:00 p.m.

                        George Aristides Riverside Center
                             1150 Sibley Street N.E.
                          Minneapolis, Minnesota 55413





                                     [LOGO]

GRACO INC.
88 Eleventh Avenue N.E.
Minneapolis, Minnesota  55413

This Proxy is Solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Tuesday, May 7, 2002.

The shares of common stock of Graco Inc. which you were entitled to vote on March 8, 2002, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint David A. Roberts and Mark W. Sheahan as Proxies, each with full power of substitution, to vote your shares as specified on the reverse side and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.


TO VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

o    Have your proxy card in hand.
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 Noon EST on May 6, 2002.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number. Both numbers appear in the box in the upper right hand corner.

Option 1: To vote as the Graco Board recommends on ALL proposals, press 1.


          When asked, please confirm by pressing 1.


Option 2: To vote on each Proposal separately, press 0. (You will then hear these instructions:)

Proposal 1: to vote FOR ALL nominees, press 1
            to WITHHOLD FOR ALL nominees, press 9
            to WITHHOLD FOR AN INDIVIDUAL NOMINEE, press 0 and listen to the instructions.

Proposal 2: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0


          When asked, please confirm your vote by pressing 1.




TO VOTE BY MAIL

If you do not vote by telephone, mark, sign and date your proxy card and return the card in the postage-paid envelope provided (Graco Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873).


     If you vote by telephone, there is no need to mail back your Proxy Card


            The Board of Directors Recommends a Vote FOR Items 1 and 2.

Item 1.     Election of Directors            FOR ALL          WITHHOLD FOR ALL
                                          --               --
            NOMINEES:      David A. Koch          James H. Moar

                           Lee R. Mitau           Martha A.M. Morfitt

                                                  David A. Roberts


            (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

Item 2. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

               FOR                 AGAINST                    ABSTAIN
            ---                 ---                        ---


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the manner directed by the person(s) signing below. If you make no choice, your proxy will be voted "FOR" Item 1 and 2.

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.


                                       Dated:                          , 2002
                                             --------------------------

                                       --------------------------------------
                                       Signature


                                       --------------------------------------
                                       Signature